 Exhibit 99.1

FOR IMMEDIATE RELEASE                                                             Contact:
  Mike Van Handel
  +1.414.906.6305
  michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2014 Results

MILWAUKEE, April 23, 2014 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2014 were $70.1 million, or 86 cents per diluted share, compared to net earnings of $23.9 million, or 31 cents per diluted share, a year earlier. Revenues for the first quarter were $4.9 billion, an increase of 3% from the prior year period.
Included in the prior year first quarter results is a restructuring charge, primarily related to office consolidations and severance costs of $34.8 million ($25.3 million after tax or 32 cents per diluted share). There were no restructuring charges in the current year quarter. Net earnings in the first quarter were negatively impacted by 1 cent per diluted share, as certain foreign currencies were slightly weaker compared to the prior year period.
Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “Despite the slow start in January, we are experiencing more positive revenue trends as we enter the second quarter in almost all of the major geographies. Growth in our Europe business improved to over 4 percent in constant currency in the quarter, and exceeded 3 percent on an average daily basis.
“The work that our team did last year to simplify and re-calibrate our company is paying off as we were able to achieve strong flow through and operational leverage.
“We anticipate second quarter earnings per share will range between $1.26 to $1.34, which includes an estimated favorable currency impact of 2 cents.”
In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 23, 2014 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com in the section titled “Investor Relations.”

About ManpowerGroup
About ManpowerGroup™ManpowerGroup™ (NYSE: MAN) is the world leader in innovative workforce solutions that ensure the talent sustainability of the world's workforce for the good of companies, communities, countries, and individuals themselves. Specializing in solutions that help organizations achieve business agility and workforce flexibility, ManpowerGroup leverages its 65 years of world of work expertise to create the work models, design the people practices and access the talent sources its clients need for the future. From staffing, recruitment, workforce consulting, outsourcing and career management to assessment, training and development, ManpowerGroup delivers the talent to drive the innovation and productivity of organizations in a world where talentism is the dominant economic system. Every day, ManpowerGroup connects more than 600,000 people to work and builds their experience and employability through its relationships with 400,000 clients across 80 countries and territories. ManpowerGroup's suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. ManpowerGroup was named one of the World's Most Ethical Companies for the fourth consecutive year in 2014, confirming our position as the most trusted brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible at www.manpowergroup.com. Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: Twitter.com/manpowergroupjj

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2013, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,904.0	$4,768.9	2.8%	3.0%
Cost of services	4,087.5	3,978.8	2.7%	2.9%
Gross profit	816.5	790.1	3.3%	3.6%
Selling and administrative expenses	689.6	735.7	-6.3%	-6.1%
Operating profit	126.9	54.4	133.4%	134.6%
Interest and other expenses	9.2	11.5	-19.7%
Earnings before income taxes	117.7	42.9	174.3%	175.5%
Provision for income taxes	47.6	19.0	150.6%
Net earnings	$70.1	$23.9	193.2%	196.5%
Net earnings per share - basic	$0.88	$0.31	183.9%
Net earnings per share - diluted	$0.86	$0.31	177.4%	180.6%
Weighted average shares - basic	79.8	77.1	3.5%
Weighted average shares - diluted	81.2	78.2	3.8%

(a) Revenues from services include fees received from our franchise offices of $5.5 million and $5.3 million for the three months ended March 31, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $256.6 million and $234.7 million for the three months ended March 31, 2014 and 2013, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$720.5	$706.1	2.1%	2.1%
Other Americas	350.6	386.9	-9.4%	3.6%
	1,071.1	1,093.0	-2.0%	2.6%
Southern Europe:
France	1,217.3	1,145.2	6.3%	2.3%
Italy	274.7	257.9	6.5%	2.5%
Other Southern Europe	230.0	193.4	18.9%	14.7%
	1,722.0	1,596.5	7.9%	3.8%
Northern Europe	1,463.9	1,370.3	6.8%	4.6%
APME	573.7	632.5	-9.3%	-1.1%
Right Management	73.3	76.6	-4.3%	-4.0%
	$4,904.0	$4,768.9	2.8%	3.0%

Operating Unit Profit: (a)
Americas:
United States	$13.4	$7.4	81.2%	81.2%
Other Americas	12.6	8.7	43.8%	64.6%
	26.0	16.1	61.0%	72.2%
Southern Europe:
France	51.2	29.7	72.0%	65.0%
Italy	12.6	11.7	7.8%	3.4%
Other Southern Europe	4.6	2.3	97.5%	90.0%
	68.4	43.7	56.2%	49.9%
Northern Europe	38.4	10.6	261.4%	256.7%
APME	20.2	14.8	38.1%	52.4%
Right Management	8.3	2.0	305.7%	303.8%
	161.3	87.2
Corporate expenses	(26.2)	(24.4)
Intangible asset amortization expense	(8.2)	(8.4)
Operating profit	126.9	54.4	133.4%	134.6%
Interest and other expenses (c)	(9.2)	(11.5)
Earnings before income taxes	$117.7	$42.9

(a) On a consolidated basis, the French business tax is reported in provision for income taxes, in accordance with the current accounting guidance on income taxes. Prior to the second quarter of 2013, we internally reviewed the financial results of our French operations including the French business tax within OUP given the operational nature of these taxes. While we continue to view this tax as operational, during the second quarter of 2013 we changed our internal reporting to exclude the French business tax from the OUP of our France reportable segment. Therefore, we are no longer required to show the business tax amount separately to reconcile to the consolidated results. All previously reported segment results have been restated to conform to the current year presentation. This change in segment reporting has no impact on our reporting of consolidated results.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.4 million and $3.2 million for the three months ended March 31, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $169.1 million and $155.1 million for the three months ended March 31, 2014 and 2013, respectively.

(c) The components of interest and other expenses were:
	2014	2013
Interest expense	$8.6	$10.7
Interest income	(0.9)	(0.9)
Foreign exchange (gain) loss	(1.2)	0.4
Miscellaneous expenses, net	2.7	1.3
	$9.2	$11.5

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$696.5	$737.6
Accounts receivable, net	4,244.1	4,277.9
Prepaid expenses and other assets	142.8	161.3
Future income tax benefits	67.2	66.2
Total current assets	5,150.6	5,243.0
Other assets:
Goodwill and other intangible assets, net	1,411.4	1,400.0
Other assets	557.2	479.3
Total other assets	1,968.6	1,879.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	709.5	706.2
Less: accumulated depreciation and amortization	548.7	540.2
Net property and equipment	160.8	166.0
Total assets	$7,280.0	$7,288.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,579.0	$1,523.9
Employee compensation payable	184.3	230.4
Accrued liabilities	561.3	536.1
Accrued payroll taxes and insurance	578.0	680.7
Value added taxes payable	476.4	502.5
Short-term borrowings and current maturities of long-term debt	45.4	36.0
Total current liabilities	3,424.4	3,509.6
Other liabilities:
Long-term debt	484.3	481.9
Other long-term liabilities	395.5	382.6
Total other liabilities	879.8	864.5
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,032.6	3,014.0
Retained earnings	1,387.6	1,317.5
Accumulated other comprehensive income	82.1	82.2
Treasury stock, at cost	(1,527.6)	(1,500.6)
Total shareholders' equity	2,975.8	2,914.2
Total liabilities and shareholders' equity	$7,280.0	$7,288.3

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$70.1	$23.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	21.6	24.2
Deferred income taxes	(1.5)	2.7
Provision for doubtful accounts	6.6	5.9
Share-based compensation	10.8	6.5
Excess tax benefit on exercise of share-based awards	(2.2)	(0.3)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	27.8	20.2
Other assets	(55.8)	(17.1)
Other liabilities	(92.9)	(128.3)
Cash used in operating activities	(15.5)	(62.3)
Cash Flows from Investing Activities:
Capital expenditures	(8.3)	(12.8)
Acquisitions of businesses, net of cash acquired	(9.4)	-
Proceeds from sales of property and equipment	-	0.6
Cash used in investing activities	(17.7)	(12.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	13.3	2.2
Repayments of long-term debt	(0.6)	(0.3)
Proceeds from share-based awards	6.0	10.2
Other share-based award transactions, net	(8.2)	1.0
Repurchases of common stock	(16.7)	-
Cash (used in) provided by financing activities	(6.2)	13.1
Effect of exchange rate changes on cash	(1.7)	(3.3)
Change in cash and cash equivalents	(41.1)	(64.7)
Cash and cash equivalents, beginning of period	737.6	648.1
Cash and cash equivalents, end of period	$696.5	$583.4